EXHIBIT 32

Certification of Chief Executive Officer
and Chief Financial and Accounting Officer
Pursuant to 18 U.S.C. SECTION 1350, as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

            In connection with the Quarterly Report of Olie Inc., (the “Company”) on Form 10-Q/A for the period ending June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Gardner, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 4, 2014

OLIE INC.

/s/ Robert Gardner
ROBERT GARDNER
Chief Executive Officer
Chief Financial Officer
Chief Accounting Officer